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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                    Jurisdiction of Organization
----                    ------------ -- ------------
Alnylam U.S., Inc.      Delaware

Ribopharma AG           Germany